1700 Broadway, Suite 2300, Denver, CO 80290-2300 Phone: 303.837.1661 | FAX: 303.861.4023

News Release

Company Contact: Eric K. Hagen	July 26, 2017
Title: Vice President, Investor Relations	For immediate release
Phone: 303-837-1661
Email: Eric.Hagen@whiting.com

Whiting Petroleum Corporation Announces Second Quarter 2017

Financial and Operating Results

•	Q2 2017 Average Production of 112,660 BOE/d

•	Revising Capital Budget to $950 Million; Forecast 14% Q1 to Q4 2017 Production Growth

•	New Enhanced Completions in Williams County Exceeding 1.0 MMBOE Type Curve

•	69 Enhanced Completion Wells Drilled Across Williston Basin Since January 2016 Exceeding 1.0 MMBOE Type Curve

•	Q2 2017 DD&A per BOE below Low End of Guidance; All Other Metrics within Guidance

•	Mid-Year Proved Reserves Grew 23% from Year-End Levels to 755 MMBOE as of June 30, 2017

DENVER – July 26, 2017 – Whiting’s (NYSE: WLL) production in the second quarter 2017 totaled 10.3 million barrels of oil equivalent (MMBOE), comprised of 83% crude oil/natural gas liquids (NGLs).  Second quarter 2017 production averaged 112,660 barrels of oil equivalent per day (BOE/d).  10 out of 22 wells completed during the quarter commenced production in June.  The production benefit of these wells is expected to be experienced mainly during the second half of 2017.  Whiting’s depreciation, depletion and amortization  (DD&A) rate of $21.46 per BOE came in below the low end of guidance for $22.25 – $23.25 per BOE.  This reflects the impact of strong reserve bookings in the Williston Basin area where the Company recorded a 59 MMBOE increase in proved reserves from upward performance revisions, extensions and discoveries.  All other metrics were within guidance.

James J. Volker, Whiting’s Chairman, President and CEO, commented,  “One of our priorities is to maintain a strong balance sheet while delivering high returns and sustainable growth to investors.  We plan to reduce capital spending to $950 million while achieving 14% production growth from first quarter to fourth quarter 2017.  This is a testament to the high quality of our asset base, which is also evident in the strong 23% growth in proved reserves from year-end 2016 levels.  A large component of this growth was driven by the effect of enhanced completions in the Williston Basin.”

Mr. Volker continued, “We continue to bring on enhanced completion wells in the Williston Basin with production profiles in the 1-1.5 MMBOE type curve range.  These wells deliver strong rates of return, even at a $40 NYMEX oil price.  In summary, the steps we took to strengthen our balance sheet and improve well productivity through enhanced completions empowers us to deliver strong growth at current commodity prices.”

Operating and Financial Results

The following table summarizes the operating and financial results for the second quarter of 2017 and 2016, including non-cash charges recorded during those periods:

	Three Months Ended
	June 30,
	2017	2016
Production (MBOE/d) (1)	112.66	134.24
Net cash provided by operating activities-MM	$111.0	$161.0
Discretionary cash flow-MM (2)	$139.3	$151.6
Realized price ($/BOE)	$30.83	$30.39
Total operating revenues-MM	$311.5	$337.0
Net loss attributable to common shareholders-MM (3)	$(66.0)	$(301.0)
Per basic share	$(0.18)	$(1.33)
Per diluted share	$(0.18)	$(1.33)

Adjusted net loss attributable to common shareholders-MM (4)	$(65.3)	$(158.7)
Per basic share	$(0.18)	$(0.70)
Per diluted share	$(0.18)	$(0.70)

(1)	Second quarter 2016 includes 8,920 BOE/d from properties that have since been divested.
(2)	A reconciliation of net cash provided by operating activities to discretionary cash flow is included later in this news release.
(3)

Net loss attributable to common shareholders includes $16 million of pre-tax, non-cash derivative gains and $31 million of pre-tax, non-cash derivative losses for the three months ended June 30, 2017 and 2016, respectively.

(4)	A reconciliation of net loss attributable to common shareholders to adjusted net loss attributable to common shareholders is included later in this news release.

The following table summarizes the first six months operating and financial results for 2017 and 2016, including non-cash charges recorded during those periods:

	Six Months Ended
	June 30,
	2017	2016
Production (MBOE/d) (1)	115.00	140.51
Net cash provided by operating activities-MM	$191.1	$206.9
Discretionary cash flow-MM (2)	$321.9	$253.9
Realized price ($/BOE)	$33.10	$28.00
Total operating revenues-MM	$682.8	$626.7
Net loss attributable to common shareholders-MM (3)	$(152.9)	$(472.8)
Per basic share	$(0.42)	$(2.20)
Per diluted share	$(0.42)	$(2.20)

Adjusted net loss attributable to common shareholders-MM (4)	$(119.5)	$(333.0)
Per basic share	$(0.33)	$(1.55)
Per diluted share	$(0.33)	$(1.55)

(1)	The six months ended June 30, 2016 includes 9,070 BOE/d from properties that have since been divested.
(2)	A reconciliation of net cash provided by operating activities to discretionary cash flow is included later in this news release.
(3)	Net loss attributable to common shareholders includes $22 million and $91 million of pre-tax, non-cash derivative losses for the six months ended June 30, 2017 and 2016, respectively.
(4)	A reconciliation of net loss attributable to common shareholders to adjusted net loss attributable to common shareholders is included later in this news release.

Adjusting Capital Budget to $950 Million; Project 14% Production Growth Q1 to Q4 2017

Whiting is revising its capital budget and production guidance.  The Company’s new capital budget of $950 million allocates $518 million to the Williston Basin area, $332 million to the DJ Basin area, $62 million to non-operated activity and $38 million to exploration, facilities and land.  Whiting plans to drop two rigs, one in the Williston Basin and one in the DJ Basin, and run a four-rig program (all Williston Basin) through year-end.

The Company plans to put 82 wells on production in the Redtail area in the third and fourth quarters and anticipates an inventory of 38 DUC (drilled uncompleted) wells at year-end.  In the Williston Basin, Whiting plans to put 54 wells on production in the third and fourth quarters and anticipates an inventory of 55 DUC wells at year-end.  The Company’s new production guidance forecasts full-year average production of 43.6 - 44.3 MMBOE (119,450 - 121,370 BOE/d).  At the midpoint of guidance, Whiting projects third quarter average volumes of approximately 118.0 MBOE/d and fourth quarter volumes of approximately 133.5 MBOE/d.  The fourth quarter rate represents a 14% production increase relative to first quarter levels.

Proved Reserves Grew 23% to 755 MMBOE from Year-End Levels

As of June 30, 2017, Whiting’s proved reserves are estimated at 755 MMBOE, a 23% increase from year-end 2016 levels of 616 MMBOE.   The mid-year reserve estimate was audited by the Company’s third-party reservoir engineering firm Cawley, Gillespie & Associates.

Whiting Receives $35 Million for North Ward Estes Oil Price Contingent Payment Agreement

In July 2016, Whiting completed the sale of its interest in the North Ward Estes field and associated assets located in Ward and Winkler Counties, Texas.  In addition to the $300 million cash purchase price, the buyer agreed to pay Whiting $100,000 for every one cent ($0.01) that the average of the NYMEX WTI crude oil futures contract price for the period of August 2018 through July 2021 is above $50.00/Bbl on June 28, 2018.  On July 19, 2017, the buyer made a $35 million cash payment to Whiting to settle this contingent feature.  The contract settlement amount would have been $4.2 million based on the NYMEX forward strip pricing for crude oil as of July 19, 2017.

Operations Update

Whiting controls 743,667 gross (449,857 net) acres in the Williston Basin and 159,994 gross (134,771 net) acres at its Redtail Niobrara/Codell play in the DJ Basin.  In the second quarter 2017, total net production for the Company averaged 112,660 BOE/d.  The Bakken/Three Forks play in the Williston Basin averaged 105,475 BOE/d.  The Redtail Niobrara/Codell play in the DJ Basin averaged 6,610 BOE/d.

New Williston Basin Enhanced Completions  in Williams County Tracking above 1.0 MMBOE Type Curve.  In June 2017, Whiting completed its three-well Evitt 14-12 pad and its three-well Evitt 34-12 pad in Williams County, North Dakota.  The wells are located in the southeastern portion of Whiting’s Williams County acreage.  The Evitt 14-12 pad was completed with an average of 9.3 million pounds of sand per well and averaged 37 stages.  The Evitt 34-12 pad was completed with an average of 10.1 million pounds of sand per well and averaged 42 stages.  On average, the two pads are tracking above a 1.0 MMBOE type curve.  In April, Whiting completed two enhanced completion wells on its Northern 31-30 pad, which is located approximately 15 miles northwest of the Evitt pads.  The two wells were completed with an average of 11.6 million pounds of sand per well and 43 stages and are tracking above a 1.0 MMBOE type curve.  Whiting estimates it has approximately 1,650 gross future drilling locations in Williams County.

69 Enhanced Completion Wells Drilled Across Williston Basin Since January 2016 Exceeding 1.0 MMBOE Type Curve.  Since January 2016, Whiting has drilled 69 enhanced completion wells that incorporate sand volumes of 7.0 million pounds or more per well, additional stages and new diverter technology.  On average, these wells are producing above a 1.0 MMBOE type curve.  The wells span Dunn, McKenzie, Mountrail and Williams Counties.  Within these counties, the associated well pads are located across multiple operating areas that bracket Whiting’s acreage position.  The Company believes this demonstrates the broad prospectivity of its acreage for enhanced completions.  Whiting estimates it has approximately 4,500 gross future drilling locations in Dunn, McKenzie, Mountrail and Williams Counties.

Initial Enhanced Completion Results at DJ Basin Redtail Play Outperforming.  In June and July 2017, Whiting began flowing back the seven-well Razor 12-H pad and the eight-well Razor 12-G pad at its DJ Basin Redtail play in Weld County, Colorado.  The pads target the Niobrara “A”, “B” and “C” zones and Codell/Fort Hays formations.  The Razor 12-H pad is testing higher sand volumes.  It incorporated 8.0 million pounds of sand per well versus a typical well design of 4.0 to 5.0 million pounds.  Early results are encouraging with the production profile of the 12-H pad outperforming the offsetting 12-G pad that was completed with 5.0 million pounds of sand per well.

Other Financial and Operating Results

The following table summarizes the Company’s net production and commodity price realizations for the quarters ended June 30, 2017 and 2016:

	Three Months Ended
	June 30,
	2017	2016	Change
Production
Oil (MMBbl)	6.91	8.72	(21%)
NGLs (MMBbl)	1.65	1.69	(3%)
Natural gas (Bcf)	10.17	10.81	(6%)
Total equivalent (MMBOE) (1)	10.25	12.22	(16%)
Average sales price
Oil (per Bbl):
Price received	$40.12	$35.67	12%
Effect of crude oil hedging (2)	0.66	3.93
Realized price	$40.78	$39.60	3%
Weighted average NYMEX price (per Bbl) (3)	$48.32	$45.57	6%
NGLs (per Bbl):
Realized price	$10.41	$9.17	14%
Natural gas (per Mcf):
Realized price	$1.68	$0.96	75%
Weighted average NYMEX price (per MMBtu) (3)	$3.09	$1.98	56%

--]
(1)	Second quarter 2016 includes 8,920 BOE/d from properties that have since been divested.
(2)

Whiting received $5 million and $34 million in pre-tax cash settlements on its crude oil hedges during the second quarter of 2017 and 2016, respectively.  A summary of Whiting’s outstanding hedges is included later in this news release.

(3)	Average NYMEX prices weighted for monthly production volumes.

Second Quarter and First Half 2017 Costs and Margins

A summary of production and cash revenues and cash costs on a per BOE basis is as follows:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
	(per BOE, except production)
Production (MMBOE)	10.25	12.22	20.81	25.57

Sales price, net of hedging	$30.83	$30.39	$33.10	$28.00
Lease operating expense	8.41	8.61	8.49	8.59
Production tax	2.64	2.20	2.84	2.06
Cash general & administrative	2.45	2.21	2.39	2.55
Exploration	0.62	0.85	0.60	1.21
Cash interest expense	3.93	5.00	3.88	4.76
Cash income tax benefit	(0.13)	-	(0.15)	-
	$12.91	$11.52	$15.05	$8.83

Second Quarter and First Half 2017 Completions and Expenditures Summary

The table below summarizes Whiting’s operated and non-operated completion activity and capital expenditures for the three and six months ended June 30, 2017.

Gross/Net Wells Completed
	Producing	Non-Producing	Total New Wells	% Success Rate	CAPEX (in MM)
Q2 17	22 / 10.4	- / -	22 / 10.4	100% / 100%	$ 234.7 (1)
6M 17	70 / 25.8	- / -	70 / 25.8	100% / 100%	$ 420.5 (2)

(1)	Includes $10 million for non-operated drilling and completion, $10 million for land, and $2 million for facilities.
(2)	Includes $21 million for non-operated drilling and completion, $12 million for land, and $3 million for facilities.

Outlook for Third Quarter and Full-Year 2017

The following table provides guidance for the third quarter and full-year 2017 based on current forecasts, including Whiting’s full-year 2017 capital budget of $950 million:

Guidance
	Third Quarter	Full Year
	2017	2017
Production (MMBOE)	10.5 - 11.1	43.6 - 44.3
Lease operating expense per BOE	$ 8.25 - $ 8.75	$ 8.25 - $ 8.75
General and administrative expense per BOE	$ 2.90 - $ 3.30	$ 2.90 - $ 3.10
Interest expense per BOE	$ 4.40 - $ 4.80	$ 4.30 - $ 4.70
Depreciation, depletion and amortization per BOE	$21.00 - $22.00	$21.50 - $22.10
Production taxes (% of sales revenue)	8.5% - 8.9%	8.5% - 8.9%
Oil price differentials to NYMEX per Bbl (1)	($7.50) - ($8.50)	($7.50) - ($8.50)
Gas price differential to NYMEX per Mcf	($1.00) - ($1.40)	($1.00) - ($1.40)

(1)	Does not include the effects of NGLs.

Commodity Derivative Contracts

Whiting is more than 64% hedged for the remainder of 2017 as a percentage of June 2017 production.

The following summarizes Whiting’s crude oil hedges as of July 19, 2017:

		Average	Weighted Average	As a Percentage of
Derivative	Hedge	Contracted Crude	NYMEX Price	June 2017
Instrument	Period	(Bbls per Month)	(per Bbl)	Oil Production
Three-way collars (1)	2017
	Q3	1,216,667	$35.00 - $45.21 - $59.22	53.5%
	Q4	1,250,000	$35.00 - $45.20 - $58.95	55.0%
	2018
	Q1	350,000	$38.57 - $48.57 - $58.46	15.4%
	Q2	350,000	$38.57 - $48.57 - $58.46	15.4%
	Q3	350,000	$38.57 - $48.57 - $58.46	15.4%
	Q4	350,000	$38.57 - $48.57 - $58.46	15.4%
Collars	2017
	Q3	250,000	$53.00 - $70.44	11.0%
	Q4	250,000	$53.00 - $70.44	11.0%

(1)

A three-way collar is a combination of options: a sold call, a purchased put and a sold put.  The sold call establishes a maximum price (ceiling) we will receive for the volumes under contract. The purchased put establishes a minimum price (floor), unless the market price falls below the sold put (sub-floor), at which point the minimum price would be NYMEX plus the difference between the purchased put and the sold put strike price.

Selected Operating and Financial Statistics

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Selected operating statistics:
Production
Oil, MBbl	6,911	8,722	14,209	18,684
NGLs, MBbl	1,647	1,692	3,266	3,334
Natural gas, MMcf	10,166	10,813	20,039	21,327
Oil equivalents, MBOE(1)	10,252	12,216	20,814	25,572
Average prices
Oil per Bbl (excludes hedging)	$40.12	$35.67	$42.07	$31.09
NGLs per Bbl	$10.41	$9.17	$14.02	$7.35
Natural gas per Mcf	$1.68	$0.96	$1.96	$1.00
Per BOE data
Sales price (including hedging)	$30.83	$30.39	$33.10	$28.00
Lease operating	$8.41	$8.61	$8.49	$8.59
Production taxes	$2.64	$2.20	$2.84	$2.06
Depreciation, depletion and amortization	$21.46	$24.89	$22.12	$24.10
General and administrative	$3.12	$2.74	$3.01	$3.06
Selected financial data: (In thousands, except per share data)
Total operating revenues	$311,515	$337,036	$682,832	$626,733
Total operating expenses	$368,229	$490,646	$817,052	$1,026,374
Total other expense, net	$(47,494)	$(257,420)	$(96,435)	$(248,313)
Net loss attributable to common shareholders	$(65,981)	$(301,041)	$(152,938)	$(472,789)
Loss per common share, basic	$(0.18)	$(1.33)	$(0.42)	$(2.20)
Loss per common share, diluted	$(0.18)	$(1.33)	$(0.42)	$(2.20)
Weighted average shares outstanding, basic	362,734	226,039	362,672	215,203
Weighted average shares outstanding, diluted	362,734	226,039	362,672	215,203
Net cash provided by operating activities	$110,993	$160,986	$191,063	$206,934
Net cash provided by (used in) investing activities	$(204,126)	$(96,698)	$39,014	$(356,961)
Net cash provided by (used in) financing activities	$99,947	$(50,011)	$(280,059)	$149,312

(1)	The three and six months ended June 30, 2016 include 8,920 BOE/d and 9,070 BOE/d, respectively, from properties that have since been divested.

Selected Financial Data

For further information and discussion on the selected financial data below, please refer to Whiting Petroleum Corporation’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2017 to be filed with the Securities and Exchange Commission.

WHITING PETROLEUM CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

(in thousands)

	June 30,	December 31,
	2017	2016
ASSETS
Current assets:
Cash and cash equivalents	$23,243	$55,975
Restricted cash	-	17,250
Accounts receivable trade, net	210,204	173,919
Derivative assets	26,964	-
Prepaid expenses and other	30,727	26,312
Assets held for sale(1)	-	349,146
Total current assets	291,138	622,602
Property and equipment:
Oil and gas properties, successful efforts method	13,604,214	13,230,851
Other property and equipment	136,782	134,638
Total property and equipment	13,740,996	13,365,489
Less accumulated depreciation, depletion and amortization	(4,699,342)	(4,222,071)
Total property and equipment, net	9,041,654	9,143,418
Other long-term assets	72,627	110,122
TOTAL ASSETS	$9,405,419	$9,876,142

(1)	As of December 31, 2016, “Assets held for sale” is comprised of Whiting’s North Dakota midstream assets. This transaction closed on January 1, 2017.

WHITING PETROLEUM CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

(in thousands, except share and per share data)

	June 30,	December 31,
	2017	2016
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable trade	$70,541	$32,126
Revenues and royalties payable	130,495	147,226
Accrued capital expenditures	95,499	56,830
Accrued interest	40,726	44,749
Accrued lease operating expenses	45,606	45,015
Accrued liabilities and other	24,863	63,538
Taxes payable	20,447	39,547
Derivative liabilities	23,616	17,628
Accrued employee compensation and benefits	16,940	31,134
Liabilities related to assets held for sale	-	538
Total current liabilities	468,733	478,331
Long-term debt	3,274,807	3,535,303
Deferred income taxes	401,191	475,689
Asset retirement obligations	171,419	168,504
Other long-term liabilities	93,162	69,123
Total liabilities	4,409,312	4,726,950
Commitments and contingencies
Equity:
Common stock, $0.001 par value, 600,000,000 shares authorized; 368,133,400 issued and 362,793,720 outstanding as of June 30, 2017 and 367,174,542 issued and 362,013,928 outstanding as of December 31, 2016	368	367
Additional paid-in capital	6,397,469	6,389,435
Accumulated deficit	(1,401,730)	(1,248,572)
Total Whiting shareholders' equity	4,996,107	5,141,230
Noncontrolling interest	-	7,962
Total equity	4,996,107	5,149,192
TOTAL LIABILITIES AND EQUITY	$9,405,419	$9,876,142

WHITING PETROLEUM CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
OPERATING REVENUES
Oil, NGL and natural gas sales	$311,515	$337,036	$682,832	$626,733
OPERATING EXPENSES
Lease operating expenses	86,269	105,172	176,662	219,548
Production taxes	27,066	26,826	59,122	52,753
Depreciation, depletion and amortization	220,035	304,016	460,442	616,308
Exploration and impairment	25,295	25,781	46,136	61,272
General and administrative	31,943	33,523	62,560	78,319
Derivative (gain) loss, net	(20,163)	(2,761)	16,414	2,000
Loss on sale of properties	1,024	1,861	2,298	3,795
Amortization of deferred gain on sale	(3,240)	(3,772)	(6,582)	(7,621)
Total operating expenses	368,229	490,646	817,052	1,026,374
LOSS FROM OPERATIONS	(56,714)	(153,610)	(134,220)	(399,641)
OTHER INCOME (EXPENSE)
Interest expense	(47,937)	(78,660)	(95,948)	(160,567)
Loss on extinguishment of debt	-	(179,396)	(1,540)	(88,777)
Interest income and other	443	636	1,053	1,031
Total other expense	(47,494)	(257,420)	(96,435)	(248,313)
LOSS BEFORE INCOME TAXES	(104,208)	(411,030)	(230,655)	(647,954)
INCOME TAX EXPENSE (BENEFIT)
Current	(1,316)	(1)	(3,206)	2
Deferred	(36,911)	(109,983)	(74,497)	(175,152)
Total income tax benefit	(38,227)	(109,984)	(77,703)	(175,150)
NET LOSS	(65,981)	(301,046)	(152,952)	(472,804)
Net loss attributable to noncontrolling interests	-	5	14	15
NET LOSS ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(65,981)	$(301,041)	$(152,938)	$(472,789)
LOSS PER COMMON SHARE
Basic	$(0.18)	$(1.33)	$(0.42)	$(2.20)
Diluted	$(0.18)	$(1.33)	$(0.42)	$(2.20)
WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	362,734	226,039	362,672	215,203
Diluted	362,734	226,039	362,672	215,203

WHITING PETROLEUM CORPORATION

Reconciliation of Net Loss Attributable to Common Shareholders to

Adjusted Net Loss Attributable to Common Shareholders

(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Net loss attributable to common shareholders	$(65,981)	$(301,041)	$(152,938)	$(472,789)
Adjustments:
Amortization of deferred gain on sale	(3,240)	(3,772)	(6,582)	(7,621)
Loss on sale of properties	1,024	1,861	2,298	3,795
Impairment expense	18,943	15,388	33,646	30,360
Penalties for early termination of drilling rig contracts	-	2,257	-	15,944
Loss on extinguishment of debt	-	179,396	1,540	88,777
Total measure of derivative (gain) loss reported under U.S. GAAP	(20,163)	(2,761)	16,414	2,000
Total net cash settlements received on commodity derivatives during the period	4,588	34,253	6,058	89,414
Tax impact of adjustments above	(429)	(84,304)	(19,908)	(82,833)
Adjusted net loss attributable to common shareholders (1)	$(65,258)	$(158,723)	$(119,472)	$(332,953)

Adjusted net loss attributable to common shareholders per share, basic	$(0.18)	$(0.70)	$(0.33)	$(1.55)
Adjusted net loss attributable to common shareholders per share, diluted	$(0.18)	$(0.70)	$(0.33)	$(1.55)

(1)

Adjusted Net Loss Attributable to Common Shareholders is a non-GAAP financial measure.  Management believes it provides useful information to investors for analysis of Whiting’s fundamental business on a recurring basis.  In addition, management believes that Adjusted Net Loss Attributable to Common Shareholders is widely used by professional research analysts and others in valuation, comparison and investment recommendations of companies in the oil and gas exploration and production industry, and many investors use the published research of industry research analysts in making investment decisions.  Adjusted Net Loss Attributable for Common Shareholders should not be considered in isolation or as a substitute for net income, income from operations, net cash provided by operating activities or other income, cash flow or liquidity measures under U.S. GAAP and may not be comparable to other similarly titled measures of other companies.

WHITING PETROLEUM CORPORATION

Reconciliation of Net Cash Provided by Operating Activities to Discretionary Cash Flow

(in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Net cash provided by operating activities	$110,993	$160,986	$191,063	$206,934
Exploration	6,352	10,393	12,490	30,912
Changes in working capital	22,003	(19,731)	118,384	16,095
Discretionary cash flow (1)	$139,348	$151,648	$321,937	$253,941

(1)

Discretionary cash flow is a non-GAAP measure.  Discretionary cash flow is presented because management believes it provides useful information to investors for analysis of the Company’s ability to internally fund acquisitions, exploration and development.  Discretionary cash flow should not be considered in isolation or as a substitute for net income, income from operations, net cash provided by operating activities or other income, cash flow or liquidity measures under U.S. GAAP and may not be comparable to other similarly titled measures of other companies.

Conference Call

The Company’s management will host a conference call with investors, analysts and other interested parties on Thursday, July 27, 2017 at 11:00 a.m. ET (10:00 a.m. CT, 9:00 a.m. MT) to discuss Whiting’s second quarter 2017 financial and operating results. Participants are encouraged to pre-register for the conference call by clicking on the following link: http://dpregister.com/10109215. Callers who pre-register will be given a unique telephone number and PIN to gain immediate access on the day of the call.

Those without internet access or unable to pre-register may join the live call by dialing: (877) 328-5506 (U.S.); (866) 450-4696 (Canada) or (412) 317-5422 (International) to be connected to the call.  Presentation slides will be available at http://www.whiting.com by clicking on the “Investor Relations” box on the menu and then on the link titled "Presentations & Events."

A telephonic replay will be available beginning one to two hours after the call on Thursday, July 27, 2017 and continuing through Thursday, August 3, 2017.  You may access this replay at (877) 344-7529 (U.S.); 855-669-9658 (Canada) or (412) 317-0088 (International) and enter the pass code 10109213.  You may also access a web archive at http://www.whiting.com beginning one to two hours after the conference call.

About Whiting Petroleum Corporation

Whiting Petroleum Corporation, a Delaware corporation, is an independent oil and gas company that develops, produces, acquires and explores for crude oil, natural gas and natural gas liquids primarily in the Rocky Mountains region of the United States.  The Company’s largest projects are in the Bakken and Three Forks plays in North Dakota and Montana and the Niobrara play in northeast Colorado.  The Company trades publicly under the symbol WLL on the New York Stock Exchange.  For further information, please visit http://www.whiting.com.

Forward-Looking Statements

This news release contains statements that we believe to be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than historical facts, including, without limitation, statements regarding our future financial position, business strategy, projected revenues, earnings, costs, capital expenditures and debt levels, and plans and objectives of management for future operations, are forward-looking statements. When used in this news release, words such as we “expect,” “intend,” “plan,” “estimate,” “anticipate,” “believe” or “should” or the negative thereof or variations thereon or similar terminology are generally intended to identify forward-looking statements.

Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, such statements.

These risks and uncertainties include, but are not limited to: declines in or extended periods of low oil, NGL or natural gas prices; our level of success in exploration, development and production activities; risks related to our level of indebtedness, ability to comply with debt covenants and periodic redeterminations of the borrowing base under our credit agreement; impacts to financial statements as a result of impairment write-downs; our ability to successfully complete asset dispositions and the risks related thereto; revisions to reserve estimates as a result of changes in commodity prices, regulation and other factors; adverse weather conditions that may negatively impact development or production activities; the timing of our exploration and development expenditures; inaccuracies of our reserve estimates or our assumptions underlying them; risks relating to any unforeseen liabilities of ours; our ability to generate sufficient cash flows from operations to meet the internally funded portion of our capital expenditures budget; our ability to obtain external capital to finance exploration and development operations; federal and state initiatives relating to the regulation of hydraulic fracturing and air emissions; unforeseen underperformance of or liabilities associated with acquired properties; the impacts of hedging on our results of operations; failure of our properties to yield oil or gas in commercially viable quantities; availability of, and risks associated with, transport of oil and gas; our ability to drill producing wells on undeveloped acreage prior to its lease expiration; shortages of or delays in obtaining qualified personnel or equipment, including drilling rigs and completion services; uninsured or underinsured losses resulting from our oil and gas operations; our inability to access oil and gas markets due to market conditions or operational impediments; the impact and costs of compliance with laws and regulations governing our oil and gas operations; the potential impact of changes in laws, including tax reform, that could have a negative effect on the oil and gas industry; our ability to replace our oil and natural gas reserves; any loss of our senior management or technical personnel; competition in the oil and gas industry; cyber security attacks or failures of our telecommunication systems; and other risks described under the caption “Risk Factors” in our Annual Report on Form 10-K for the period ended December 31, 2016.  We assume no obligation, and disclaim any duty, to update the forward-looking statements in this news release.